UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 27, 2017

Perrigo Company plc
(Exact name of registrant as specified in its charter)

Ireland	001-36353	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: +353 1 7094000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 27, 2017, Perrigo Company plc  ("Perrigo"), Perrigo Pharma International Designated Activity Company, an Irish designated activity company and a wholly owned subsidiary of Perrigo ("Perrigo DAC"), and RPI Finance Trust, a Delaware statutory trust ("RPI"), an affiliate of Royalty Pharma, entered into a purchase and sale agreement (the "Agreement").

The Agreement provides that Perrigo DAC will sell to RPI all of its rights to receive royalty payments from and after January 1, 2017 arising in respect of worldwide net sales of Tysabri®  pursuant to the asset purchase agreement, dated February 5, 2013, by and among Perrigo affiliates and Biogen Idec International Holding Ltd. (the "Original Asset Purchase Agreement").  RPI will pay Perrigo DAC a cash purchase price of up to $2.85 billion, composed of $2.2 billion at closing, plus additional payments of (a) $250 million if the Tysabri®  royalty amounts payable pursuant to the Original Asset Purchase Agreement for the twelve months ended December 31, 2018 meet specified thresholds and (b) $400 million if the Tysabri® royalty amounts payable pursuant to the Original Asset Purchase Agreement for the twelve months ended December 31, 2020 meet specified thresholds.

Perrigo DAC will also assign to RPI certain information and audit rights related to the Tysabri®  royalties, and the Agreement provides for the allocation of certain obligations of Perrigo DAC under the Original Asset Purchase Agreement.

The Agreement contains various representations and warranties, covenants, indemnification obligations and other provisions customary for transactions of this nature.  Perrigo has provided a limited guarantee of Perrigo DAC's obligations under the Agreement.

The Agreement provides that the transaction will close within 20 business days, subject to customary closing deliverables, including an assignment and assumption agreement as provided in the Agreement. The date of the closing may be extended by 10 business days at RPI's option, upon RPI making a $1 billion purchase price deposit with Perrigo DAC.  The deposit is refundable in certain circumstances.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K ("Current Report") and incorporated herein by reference.

Item 8.01 Other Events.

On February 27, 2017, Perrigo issued a press release announcing execution of the Agreement and the matters described in Item 1.01.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report.
Item 9.01 Financial Statements and Exhibits

No.	Exhibit
10.1	Purchase and Sale Agreement by and among Perrigo Pharma International Designated Activity Company, Perrigo and RPI Finance Trust, dated February 27, 2017.
99.1	Press Release, dated February 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRIGO COMPANY PLC

Date: February 27, 2017	By:	/s/ Todd W. Kingma
Name: Todd W. Kingma
Title: Executive Vice President, General Counsel and Company Secretary

Exhibit Index

No.	Exhibit
10.1	Purchase and Sale Agreement by and among Perrigo Pharma International Designated Activity Company, Perrigo and RPI Finance Trust, dated February 27, 2017.
99.1	Press Release, dated February 27, 2017.